                                                                Exhibit No. 23.6



INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Registration Statement of Cogentrix Energy, Inc. on Form S-4 of our report on Morgantown Energy Associates dated February 25, 1998, appearing in the Prospectus, which is part of this Registration Statement.




/s/ DELOITTE & TOUCHE LLP


Richmond, Virginia
January 27, 1999